SECOND AMENDMENT
                        TO THE THIRD AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                  COMPLETEL LLC

         This Second Amendment to the Third Amended and Restated Limited Liability Company Agreement of CompleTel LLC (the "Company") is made as of November 27, 2000 (this "Second Amendment"), by and among the Company and the other Persons listed on the signature pages hereto (the "Parties").

         Whereas the Parties, as members of the Company, are party to a Third Amended and Restated Limited Liability Company Agreement dated as of November 23, 1999, as amended by the First Omnibus Amendment dated as of March 24, 2000, governing the affairs and conduct of the business of the Company (as amended the "LLC Agreement"). Capitalized terms used herein and not otherwise defined have the meanings given in the LLC Agreement.

         Whereas, prior to the date hereof, the Company issued Units to its members, which Units represent indirect beneficial ownership interests in shares of CompleTel Europe N.V. ("Europe NV") indirectly owned by the Company through its wholly owned subsidiary CompleTel (N.A.) N.V.

         Whereas, the Company and the Parties, who collectively represent the Required Vote, now desire to amend the LLC Agreement to permit holders of Units to receive in a tax efficient manner Europe NV shares beneficially owned as set forth herein.

         NOW THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         Section 1.        Amendments.

                  1.1 Section 3.1(j) of the LLC Agreement is hereby amended in its entirety to read as follows:

                  "3.1(j) Notwithstanding the foregoing, in the event that the Company's ownership interest in any Subsidiary of the Company shall consist of publicly traded securities (a "Public Subsidiary"), the Company shall make a Distribution of such securities to the Members (valued for such purpose at Fair Market Value determined in accordance with Section 7.3) in accordance with the provisions of Section 3.1, which Distribution shall be effected as soon as practicable following the expiration of any contractual underwriter "holdback" period applicable to such securities; provided that the Company will not be required to make such a Distribution of publicly traded securities with respect to any Units that are (i) subject to performance vesting or forfeiture under the provisions of the Performance Vesting Agreement or (ii) subject to time vesting under the provisions of the Executive Securities Agreements, so long as such Units continue to be subject to any such restrictions; further provided, however, that if adequate provision shall be made to cause the vesting agreements and the repurchase rights of the Company under the Executive Securities Agreement to continue to apply to such distributed publicly traded securities in substantially the same manner as applicable to such Units, as determined by the Board of Managers in its sole discretion, then such a Distribution may be made upon the request of a Member with respect to such Member's Units that are subject solely to time vesting. The Board of Managers in its sole discretion may instead permit Members that are not residents of the United States ("Contributors") to contribute their fully vested units and, subject to the second proviso above, their unvested units subject solely to time vesting, to any Public Subsidiary that will issue its publicly traded securities in consideration of the contributed Units. In the event Units are contributed to a Public Subsidiary as provided in the foregoing sentence, any Units so contributed will not be subject to vesting and shall represent the unrestricted right of the Public Subsidiary to cause the Company to exchange the Units for the number of publicly traded securities of such Public Subsidiary that the Contributor was entitled to receive in a Distribution under this Section 3.1(j). Any Distribution to a Member pursuant to this Section 3.1(j) shall be treated as an advance on distributions to which such Member is entitled under the provisions of Section 3.1 (other than Section 3.1(b)) and
                  Section 7.2 in the order that such amounts would otherwise be received."

                  1.2 Section 6.3(a) shall be amended by adding the following at the beginning of the first sentence: "EXCEPT AS PROVIDED IN SECTION 3.1(j),"

                  1.3 Section 6.3(b) shall be amended by adding the following at the end of the sentence: "; provided that in the event of a transfer upon a contribution made pursuant to Section 3.1(j), the requirements of this Section 6.3(b) shall be waived solely with respect to such contributions."

         Section 2. Effectiveness of Amendment. Pursuant to Section 10.17 of the LLC Agreement this Second Amendment shall be valid, binding, and effective against all Members when it has been signed by Members constituting a Required Vote.

         Section 3.        Miscellaneous.

                  3.1. Counterparts. This Amendment may be executed in two or more counterparts, any one of which need not contain the signatures of more than one Party hereto, but each of which will be considered an original and all of which taken together will constitute one and the same Amendment.

                  3.2. Descriptive Headings. The descriptive headings of this Second Amendment are inserted for convenience only and do not constitute a substantive part of this Second Amendment.

                  3.3. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Second Amendment will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  3.4. Delivery by Facsimile. This Second Amendment and each other agreement or instrument entered into in connection herewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such agreement or instrument, each other Party hereto or thereto will reexecute original forms thereof and deliver them to all other Parties. No Party hereto or to any such agreement or instrument will raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

                                     * * * *


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                  IN WITNESS WHEREOF, the Parties hereto have executed this
Second Amendment as of the date first written above.


                               COMPANY:

                               COMPLETEL, LLC

                               By    /s/James E. Dovey
                                   -----------------------------------
                                        James E. Dovey, its Chairman


                               PARTIES:

                               DEGEORGE TELCOM HOLDINGS LIMITED
                               PARTNERSHIP

                               By DeGeorge Telcom, LLC, its general partner

                               By    /s/Lawrence F. DeGeorge
                                   ---------------------------------------------
                                        Lawrence F. DeGeorge, its Manager


                               MADISON DEARBORN CAPITAL PARTNERS II, L.P.

                               By Madison Dearborn Partners II, L.P., its general partner
                               By Madison Dearborn Partners, Inc., its general partner

                               By    /s/Paul Finnegan
                                   ---------------------------------------------
                                        Paul Finnegan, its Managing Director


                               MERITAGE PRIVATE EQUITY FUND, L.P.

                               By Meritage Investment Partners, LLC, its general partner

                               By: _____________________________________________
                                        Managing Member

                               MERITAGE PRIVATE EQUITY PARELLEL
                               FUND, L.P.

                               By Meritage Investment Partners, LLC, its general partner

                               By: _____________________________________________
                                        Managing Member


                               MERITAGE ENTREPRENEURS FUND, L.P.

                               By Meritage Investment Partners, LLC, its general partner

                               By: _____________________________________________
                                        Managing Member



                               -----------------------------------------------
                               James C. Allen


                               -----------------------------------------------
                               Royce J. Holland


                               -----------------------------------------------
                               George T. Laub


                               -----------------------------------------------
                               Reed E. Hundt


                               DOVEY FAMILY PARTNERS LLLP


                               By    /s/James E. Dovey
                                   ---------------------------------------------
                                        James E. Dovey, its general partner


                               DOVEY COMPANY LLC


                               By    /s/James E. Dovey
                                   ---------------------------------------------
                                        James E. Dovey, its manager



                                 /s/James E. Dovey
                               -------------------------------------------------
                               James E. Dovey


                               -----------------------------------------------
                               William H. Pearson


                               -----------------------------------------------
                               Richard N. Clevenger


                               -----------------------------------------------
                               David E. Lacey


                               HAJ PEARSON LLC


                               By  ___________________________________________
                                        William H. Pearson, its manager


                               HAJ LLC


                               By  ___________________________________________
                                        William H. Pearson, its manager


                               CLEVENGER COMPANY LLC


                               By  ___________________________________________
                                        Richard N. Clevenger, its manager


                               CLEVENGER FAMILY LLLP


                               By  ___________________________________________
                                       Richard N. Clevenger, its general partner


                               -----------------------------------------------
                               Emile Karafiol


                               -----------------------------------------------
                               William S. Kirsch


                               NORTHWESTERN UNIVERSITY


                               By  ____________________________________________

                               Its   ___________________________________________


                               SILVER CROSS INVESTORS LLC


                               By  ____________________________________________

                               Its   ___________________________________________



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